    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3 ,1997
                                                 REGISTRATION NO. 333-__________




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________
                           PROBUSINESS SERVICES, INC.
               (Exact name of registrant as specified in charter)
                            ________________________

   Delaware                    4125 Hopyard Road                 94-2976066
  (State of               Pleasanton, California  94588       (I.R.S. Employer
incorporation)     (Address of principal executive offices)  Identification No.)
                            ________________________
                             1989 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                            ________________________

                                Thomas H. Sinton
                      President and Chief Executive Officer
                           ProBusiness Services, Inc.
                                4125 Hopyard Road
                          Pleasanton, California 94588
                                 (510) 737-3500
(Name, address, and telephone number, including area code, of agent for service)
                            ________________________

                                    Copy to:
                                 ALAN K. AUSTIN
                               ELIZABETH R. FLINT
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

=============================================================================================================
                                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                    PROPOSED      PROPOSED
                      TITLE OF                        MAXIMUM        MAXIMUM       MAXIMUM
                     SECURITIES                        AMOUNT        OFFERING     AGGREGATE       AMOUNT OF
                       TO BE                            TO BE        PRICE PER    OFFERING      REGISTRATION
                     REGISTERED                     REGISTERED(1)      SHARE        PRICE            FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
  To be issued for options
     under the 1989 Stock Option Plan.............1,060,991 shares    $ 5.71(2)   $ 6,058,259        $1,836
  To be issued for options                                              $3.59/
     under the 1996 Stock Option Plan.............1,133,921 shares     17.75(3)   $18,275,635        $5,538
  To be issued under the 1997 Employee Stock
    Purchase Plan.................................  500,000 shares    $15.09(4)   $ 7,543,750        $2,286
            TOTAL                                 2,694,912 shares                $31,877,644        $9,660
=============================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on the weighted average exercise price of $5.71 per share covering outstanding options under the 1989 Stock Option Plan to purchase 1,060,991 shares.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on (i) the weighted average exercise price of $3.59 per share covering outstanding options under the 1996 Stock Option Plan to purchase 130,753 shares and (ii) $17.75 per share (the average of the high and the low prices of the Registrant's Common Stock on September 26, 1997) for 1,003,168 shares.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933. Such computation is based on $15.09 per share (85% of the average of the high and the low prices of the Registrant's Common Stock on September 26,
     1997). Pursuant to the 1997 Employee Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the first day of an offering period or last day of the applicable purchase period.

                           PROBUSINESS SERVICES, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by ProBusiness Services, Inc. (the "Registrant") with the Securities and
Exchange Commission (the "Commission"):

     (1) The Registrant's Prospectus dated September 19, 1997 as filed by the Registrant pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     (2) The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on September 4, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of September 30, 1997, certain members and investment partnerships of Wilson Sonsini Goodrich & Rosati, P.C., beneficially owned an aggregate of 18,402 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Article Ninth of the Amended and Restated Certificate of Incorporation of the Company filed herewith as Exhibit 4.1; Article VI of the Bylaws of the Company filed as Exhibit 4.2 incorporated by reference; Section 145 of the Delaware General Corporation Law; and indemnification agreement entered into between the Company and its officers and directors which, among other things, and subject to certain conditions, authorize the Company to indemnify, or indemnify by their terms, as the case may be, the directors and officers of the Company against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

     The Company intends to obtain directors and officers insurance providing indemnification for certain of the Company's directors, officers, affiliates, partners or employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number                              Description
-------  -----------------------------------------------------------------------
  4.1    Amended and Restated Certificate of Incorporation.
  4.2*   Bylaws.
  4.3*   1989 Stock Option Plan.
  4.4*   1996 Stock Option Plan.
  4.5    1997 Employee Stock Purchase Plan.
  5.1    Opinion of counsel as to legality of securities being registered.
 23.1    Consent of Ernst & Young LLP, Independent Auditors.
 23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
         Exhibit 5.1).
 24.1    Power of Attorney (see page 5).

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective on September 18, 1997.

ITEM 9.   UNDERTAKINGS.

     a.      The Registrant hereby undertakes:

        i. To file, during any period which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant's Amended and Restated Certificate of Incorporation, Bylaws or indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 2nd day of October, 1997.

                                   PROBUSINESS SERVICES, INC.


                                   By:  /s/ Thomas H. Sinton
                                      ----------------------------------------
                                      Thomas H. Sinton,
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Sinton and Steven E. Klei, and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                 Title                                  Date
-------------------------------------    --------------------------------------       ---------------------
/s/ Thomas H. Sinton                     President, Chief Executive Officer and         October 2,  1997
----------------------------------       Director (Principal Executive Officer)
Thomas H. Sinton

/s/ Steven E. Klei                       Senior Vice President, Finance,                October 2, 1997
----------------------------------       Chief Financial Officer and Secretary
Steven E. Klei                           (Principal Financial Officer and Principal
                                         Accounting Officer)

/s/ William T. Clifford                  Director                                       October 2, 1997
----------------------------------
William T. Clifford

/s/ David C. Hodgson                     Director                                       October 2, 1997
----------------------------------
David C. Hodgson

                                         Director                                       _________, 1997
----------------------------------
Ronald W. Readmond

/s/ Thomas P. Roddy                      Director                                       October 2, 1997
----------------------------------
Thomas P. Roddy

                                INDEX TO EXHIBITS

Exhibit
 Number                              Description
-------  ----------------------------------------------------------------------
   4.1    Amended and Restated Certificate of Incorporation.
   4.2*   Bylaws.
   4.3*   1989 Stock Option Plan.
   4.4*   1996 Stock Option Plan.
   4.5    1997 Employee Stock Purchase Plan.
   5.1    Opinion of counsel as to legality of securities being registered.
  23.1    Consent of Ernst & Young LLP, Independent Auditors.
  23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in
          Exhibit 5.1).
  24.1    Power of Attorney (see page 5).

----------
* Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (No. 333-23189), which was declared effective on September 18, 1997.